EXHIBIT NO. 23.1



                                   Consent of

                    Independent Certified Public Accountants



THCG, Inc.
New York, New York

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration No. 333-44888) of our reports dated August 30, 2000 included in THCG, Inc.'s Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen, LLP
------------------------
Arthur Andersen, LLP



New York, New York
October 19, 2000